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                                                                   Exhibit 10.23


                        PHILADELPHIA SUBURBAN CORPORATION
                              AMENDED AND RESTATED

                             EXECUTIVE DEFERRAL PLAN

         In recognition of the services provided by certain key employees, the Board of Directors of Philadelphia Suburban Corporation adopted the Plan to make additional retirement benefits available to those individuals. Pursuant to its authority in Article 10, the Committee hereby amends and restates the Plan, effective January 1, 1995, as follows:

                                    ARTICLE 1

                                   Definitions

1.1      "Account" means a bookkeeping account established pursuant to Section
         3.1 which reflects the amount standing to the credit of the Participant under the Plan.

1.2      "Affiliated Company" means any affiliate or subsidiary of the Company.

1.3 "Base Salary" means the annual amount of base salary and wages paid by the Employer to an Employee for any calendar year of employment, but excluding all Employer contributions to benefit plans and all other forms of compensation.

1.4 "Beneficiary" means the person(s) designated by a Participant to receive any benefits payable under this Plan subsequent to the Participant's death. The Committee shall provide a form for this purpose. In the event a Participant has not filed a Beneficiary designation with the Company, the Beneficiary shall be the Participant's estate.

1.5      "Board" means the Board of Directors of the Company.

1.6 "Bonus" shall mean bonus compensation due to the Employee, if any, under the Company's Incentive Compensation Plan.

1.7      "Code" means the Internal Revenue Code of 1986, as amended.

1.8 "Committee" means the Compensation Committee of the Board which shall act for the Company in making decisions and performing specified duties with respect to the Plan.

1.9      "Company" means Philadelphia Suburban Corporation and its successors.

1.10     "Effective Date" means January 1, 1995.

1.11 "Employee" means any individual employed by the Employer as an officer, senior manager or other highly compensated employee, as designated by the Committee,


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         on a regular, full-time basis (in accordance with the personnel policies and practices of the Employer).

1.12 "Employer" means the Company and/or any Participating Employer, either collectively or individually, as the context requires.

1.13 "Participant" means any Employee who satisfies the eligibility requirements set forth in Article 2. In the event of the death or incompetency of a Participant, the term shall mean his personal representative or guardian. An individual shall remain a Participant until that individual has received full distribution of any amount credited to the Participant's Account.

1.14 "Participating Employer" means any Affiliated Company which is designated by the Board as a Participating Employer under the Plan and whose designation as such has become effective upon acceptance of such status by the board of directors of the Affiliated Company. A Participating Employer may revoke its acceptance of such designation at any time, but until such acceptance has been revoked, all the provisions of the Plan and amendments thereto shall apply to the Employees of the Participating Employer. In the event the designation as a Participating Employer is revoked by the board of directors of an Affiliated Company, the Plan shall be deemed terminated only with respect to such Participating Employer.

1.15 "Plan" means the Philadelphia Suburban Corporation Amended and Restated Executive Deferral Plan as the same is set forth herein, and as it may be amended from time to time.

1.16     "Plan Year" means the calendar year.

1.17 "Separates from Employment" means the Employee's termination of employment from the Employer for any reason. Except as otherwise provided herein, a Separation from Employment shall be deemed to have occurred on the last day of the Employee's service to the Employer and shall be determined without reference to any compensation continuation arrangement or severance benefit arrangement that may be applicable.

1.18 "Thrift Plan" means the Philadelphia Suburban Corporation Thrift Plan, as it may be amended from time to time.

                                    ARTICLE 2

                                   Eligibility

2.1 Each Employee shall be eligible to participate in the Plan on such date as is specified by the Committee. A list of the individuals participating in the Plan on the Effective Date is attached hereto as Exhibit A; such list may be modified from time to time by the Committee.



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                                    ARTICLE 3

                                    Benefits

3.1 The Employer shall create and maintain on its books an Account for each Participant to which it shall credit amounts contributed to the Plan pursuant to this Article 3. The Employer shall also credit each Participant's Account with deemed earnings for each Plan Year in accordance with the provisions of Article 8 hereof.

3.2 Prior to the end of the first quarter of any Plan Year, or within 30 days after first being eligible to participate hereunder, a Participant may elect to have the Employer credit to the Participant's Account (as a result of payroll reduction) an amount equal to any whole percentage or dollar amount of the Participant's Bonus, if any, to be earned for such Plan Year. Prior to the first day of any calendar month in a Plan Year, a Participant may also elect to have the Employer contribute to the Participant's Account (as a result of payroll reduction) an amount equal to any whole percentage or dollar amount of the Participant's Base Salary for services to be rendered during the balance of such Plan Year. If an election is made to have a contribution credited to the Participant's Account for a Plan Year, the credit shall be made at the time that such amount would otherwise have been paid and shall reduce the Participant's Bonus or Base Salary, as applicable with respect to that Plan Year by a corresponding amount. The Committee may establish minimum or maximum amounts that may be deferred under this Section and may change such standards from time to time. Any such limits shall be communicated by the Committee to the Participants prior to the commencement of a Plan Year.

3.3 Any elections under this Article shall be made in writing on such form and at such time as the Committee shall specify consistent with the provisions of Section 3.2. Any election by a Participant pursuant to this Section 3.3 shall be irrevocable as to any credits made to a Participant's Account in a Plan Year and may not be modified in any respect.

3.4 For each Plan Year, the Employer shall also credit to the Participant's Account an amount equal to the excess of the contribution that would have been made by the Employer under the Thrift Plan on behalf of the Participant if it were not for the limitations imposed by the Code over the amount actually contributed by the Employer to the Thrift Plan on behalf of the Participant. In addition, the Employer may make an additional credit to each Participant's Account for any Plan Year in such amount as shall be approved by the Committee. Such credits shall be deemed to have occurred at the time such amounts would otherwise have been contributed to the Thrift Plan or at such other time as is specified by the Employer.



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                                    ARTICLE 4

                          Distributions to Participants

4.1 A Participant's benefit under the Plan shall be distributed in one lump sum, or, if at least $25,000 is credited to a Participant's Account, in 12 annual installments (with the balance to be distributed continuing to be credited with deemed earnings for each subsequent Plan Year in accordance with the provisions of Article 8 hereof) equal to 1\12, 1\11, 1\10\, 1\9, 1\8, 1\7, 1\6, 1\5, 1\4, 1\3, 1\2, and 1\1 of the
         balance then credited to the Participant's Account, and shall be paid, or commence, as soon as practicable following the completion of the valuation of the Participant's Account for the last day of the month in which the Participant Separates from Employment; provided however, that each Participant shall make an election, in the form and manner specified by the Committee, as to the form of payment on or before the end of the year preceding the year of payment. If no such election has been made by the first day of the year in which the Participant Separates from Employment then distribution shall be delayed and shall be made, or commence, as soon as practicable after the first day of the year following the year in which the Participant Separates from Employment. Notwithstanding anything herein to the contrary, in the event that such a Participant fails to make an election, distribution shall be in the form of one lump sum payment paid as soon as practicable after the first day of the year following the date the Participant Separates from Employment.

4.2 In the event that a Participant incurs a "significant financial hardship" while employed by the Employer, as determined by the Committee, the Participant may apply, in writing, for a withdrawal of all or a portion of the balance credited to the Participant's Account in the form of a lump sum in cash. All determinations by the Committee regarding the existence of a financial hardship shall be made in accordance with the provisions of the Company's Thrift Plan dealing with whether a financial hardship exists for purposes of permitting withdrawals thereunder. The Committee shall determine whether to permit such a withdrawal and, based upon the Participant's application, the amount necessary to satisfy that hardship, which shall be distributed in a single sum as soon as practicable after the Committee's determination.

                                    ARTICLE 5

                                  Death Benefit

5.1 In the event of the death of a Participant prior to the payment of the full benefit due pursuant to Article 4, the Participant's Beneficiary shall receive a lump sum distribution equal to the balance of the Participant's Account on the date of death. The benefit payment to the Beneficiary will be made as soon as practicable following the completion of the valuation of the deceased Participant's Account. In the event of the death of a Participant after payment of a benefit has



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         commenced in installments, pursuant to Section 4.1 hereof, the
         Participant's Beneficiary shall receive the payments due following the Participant's death; provided, however, that prior to receiving the next annual installment, the Beneficiary may elect to receive, on the next payment date, in full satisfaction of the Beneficiary's entitlement under the Plan, a lump sum distribution equal to the remaining balance then credited to the Participant's Account.

                                    ARTICLE 6

                                     Vesting

6.1      The balance credited to a Participant's Account attributable to Section
         3.2 shall be fully vested at all times. Credits attributable to Section
         3.4 shall vest at the same time as the Participant's accrued benefit under the terms of the Retirement Plan for Employees of Philadelphia Suburban Corporation and Subsidiaries.

                                   ARTICLE 7

                                     Funding

7.1 The Board may, but shall not be required to, authorize the establishment of a trust by the Employer to serve as the funding vehicle for the benefits described in Article 3 hereof. In any event, the Employer's obligation hereunder shall constitute a general, unsecured obligation, payable solely out of its general assets, and no Participant shall have any right to any specific assets of the Employer. In addition, it is the intention of the Employer that the Plan be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                                    ARTICLE 8

                                   Investments

8.1 Except as provided otherwise below, the balance credited to a Participant's Account shall be deemed to be invested in an interest bearing instrument which shall provide for interest to be credited and compounded monthly at an effective rate equal to 50 basis points in excess of the prime commercial lending rate established by Mellon Bank N.A., or such other bank determined by the Committee to be the Company's primary bank as of the beginning of any Plan Year, as in effect on the 15th day of each month (or if such day is a non-business day, on the first business day thereafter) during which there is a positive balance in a Participant's Account. Interest shall be applied to the average balance of each Participant's Account during the prior 30-day period. For any Plan Year, the



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             Committee may determine to make available, and announce to the
             Participants the procedure to elect, other deemed forms of investment for the amounts credited to the Accounts. Notwithstanding anything herein to the contrary, the Company may, but shall not be required to, actually invest any funds in the forms of investment made available hereunder and, in any event, any such investments shall at all times remain the property of the Company. Any such other deemed forms of investment shall be described on Exhibit A hereto, as in effect and amended from time to time, and shall be incorporated herein by reference.

                                    ARTICLE 9

                                 Administration

9.1 The Committee shall have full power and authority to interpret the Plan, to prescribe, amend and rescind any rules, forms and procedures as it deems necessary or appropriate for the proper administration of the Plan and to make any other determinations and to take any other such actions as it deems necessary or advisable in carrying out its duties under the Plan. All action taken by the Committee arising out of or in connection with, the administration of the Plan or any rules adopted thereunder, shall in each case, lie within its sole discretion, and shall be final, conclusive and binding upon the Employer, the Board, all Employees, all beneficiaries of Employees and all persons and entities having an interest therein.

9.2 Members of the Committee shall serve without compensation for their services unless otherwise determined by the Board.All expenses of administering the Plan shall be paid by the Employer.

9.3 The Company shall indemnify and hold harmless each member of the Committee from any and all claims, losses, damages, expenses (including counsel fees) and liability (including any amounts paid in settlement of any claim or any other matter with the consent of the Board) arising from any act or omission of such member, except when the same is due to gross negligence or willful misconduct.

9.4 Any decisions, actions or interpretations to be made under the Plan by the Company, Employer or the Committee (other than in the administration of the Plan) shall be made in its sole discretion, not in any fiduciary capacity and need not be uniformly applied to similarly situated individuals and shall be final, binding and conclusive on all persons interested in the Plan.

                                   ARTICLE 10

                                    Amendment

10.1 The Plan may be amended by the Committee at any time and from time to time all without prior notice to any person or entity; provided, however, that no such



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         amendment shall have the effect of divesting a Participant of the benefit which the Participant would otherwise receive hereunder at the time the amendment is adopted.

                                   ARTICLE 11

                                   Termination

11.1 Continuance of the Plan is completely voluntary and is not assumed as a contractual obligation of the Employer. The Committee, acting on behalf of the Employer, shall have the right to terminate the Plan in whole or in part at any time all without prior notice to any person or entity; provided, however, that such termination shall not have the effect of divesting a Participant of the benefit which the Participant would otherwise receive hereunder at the time of the termination.

                                   ARTICLE 12

                                  Miscellaneous

12.1 Nothing contained herein (a) shall be deemed to exclude a Participant from any compensation, bonus, pension, insurance, severance pay or other benefit to which he otherwise is or might become entitled as an Employee or (b) shall be construed as conferring upon an Employee the right to continue in the employ of the Employer.

12.2 Any amounts payable hereunder shall not be deemed salary or other compensation to a Participant for the purposes of computing benefits to which the Participant may be entitled under any other arrangement established by the Employer for the benefit of its employees.

12.3 The rights and obligations created hereunder shall be binding on a Participant's heirs, executors and administrators and on the successors and assigns of the Employer.

12.4 The masculine pronoun whenever used shall include the feminine and the singular shall be construed as the plural, where applicable.

12.5 The provisions of the Plan shall be construed and applied under the laws of the Commonwealth of Pennsylvania.

12.6 The rights of any Participant under this Plan are personal and may not be assigned, transferred, pledged or encumbered. Any attempt to do so shall be void. In addition, a Participant's rights hereunder are not subject, in any manner, to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant's Beneficiary.



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12.7     If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not effect any other provisions hereof and the Plan shall be construed and enforced as if such provisions had not been included.

12.8 The headings and captions herein are provided for convenience only, and shall not be construed as part of the Plan, and shall not be employed in the construction of the Plan.

12.9 Any benefit payable to or for the benefit of a payee who is a minor, an incompetent person, or is otherwise incapable of receipting therefore shall be deemed paid when paid to such person's guardian or to the party providing, or a reasonably appearing to provide, the care for such person, and such payment shall fully discharge the Employer, the Committee, the Board and all other parties with respect thereto.



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                                   EXHIBIT A

Effective February 1, 1995, the following additional deemed investments may be elected by a Participant:

             1. Company Stock - A Participant may elect, at the time and in the manner specified by the Committee, to direct that any portion or all of the amounts elected to be deferred under Section 3.2 of the Plan be deemed invested in common shares of Philadelphia Suburban Corporation. The purchase price for shares deemed purchased or sold under the Plan shall, except as otherwise provided in the next sentence, be the sum of (a) 95% of the average of the high and the low price for common shares of the Company as reported on the New York Stock Exchange for the date an amount to be invested in such shares is credited to the Participant's Account under Article 3 (or, if no such price is reported for that date, as of the next preceding date) or deemed sold from the Account for purposes of the distribution to be made under Article 4 or Article 5, as applicable and (b) any transfer, excise or similar tax that would be imposed on the transaction pursuant to which a share would be purchased or sold. The purchase price for shares deemed purchased with dividends credited to shares shall be an amount equal to 95% of the average of the high and low sales price for such shares as reported in the NYSE-Composite Transactions for each of the five trading days immediately preceding the date that an amount to be invested in such shares is credited to the Participant's Account under Article 3 .

             2. Life Insurance - A Participant (who is insurable) may elect, at the time and in the manner specified by the Committee, to direct that any portion or all of the amounts elected to be deferred under Section 3.2 of the Plan be deemed invested in a life insurance contract on the Participant's life with the amount of the death benefit determined by the Committee (taking into account, among other things the Participant's insurability) and permitting the Participant to direct the investment of any funds deemed invested under the insurance contract in excess of that necessary to keep the death benefit in force. Upon a distribution event under Article 4, and notwithstanding anything in the Plan to the contrary, the Committee may determine to distribute an insurance contract to the Participant in the event that the Company had determined to purchase such a life insurance contract in light of the Participant's election hereunder. If the Company determines to purchase a contract hereunder, it may permit the Participant to designate a beneficiary under the contract to receive the death benefit in the event of the Participant's death prior to a distribution event under Article 4, which shall be taken into account in determining whether any additional sums are owed under
Article 5.



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